UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-0202

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

This Form 8-K/A amends the Registrant’s current report on Form 8-K dated March 22, 2004 to include the following financial information required to be filed pursuant to Item 7.

a)	Financial Statements of Vermont Medical, Inc.

(i)	The balance sheet of the Vermed Division of Vermont Medical, Inc. as of March 1, 2003, the statements of operations, divisional equity and cash flows for the year ended March 1, 2003, including independent auditors’ report and the related notes.

(ii)	The balance sheet of Vermed, a Division of Vermont Medical Inc. as of February 28, 2004, the statements of operations, divisional equity and cash flows for the year ended February 28, 2004, including independent auditors’ report and the related notes.

b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Registrant and Vermed, a Division of Vermont Medical, Inc. as of November 30, 2003 and for the year ended November 30, 2003.

c)	Exhibit.

23.1	Consent of Pieciak & Company, P.C.

23.2	Consent of Bilodeau Wells & Company, P.C.

Vermed Division of

Vermont Medical, Inc.

Financial Statements

As of March 1, 2003

Together with Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Vermed Division of Vermont Medical, Inc.

Bellows Falls, Vermont

We have audited the accompanying balance sheet of the Vermed Division of Vermont Medical, Inc. as of March 1, 2003. We have also audited the related statement of income and changes in divisional equity and cash flows for the year ended March 1, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Vermed Division of Vermont Medical, Inc. as of March 1, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pieciak & Company, P.C.

License 92-0000111

Brattleboro, Vermont

April 17, 2003

VERMED DIVISION OF VERMONT MEDICAL, INC.

BALANCE SHEET

MARCH 1, 2003

ASSETS

CURRENT ASSETS
Cash	$133,296
Accounts receivable – trade, net of allowance for doubtful accounts of $38,000	741,432
Employee advances	10,370
Inventory	1,213,147
Prepaid expenses	110,685
Deferred income taxes	111,128

TOTAL CURRENT ASSETS	2,320,058

PROPERTY, PLANT AND EQUIPMENT
Land	81,400
Buildings and improvements	2,721,605
Machinery and equipment	2,946,230

5,749,235
Less allowances for depreciation	(2,819,482)

2,929,753

OTHER ASSETS
Loan origination fee	78,600
Intangibles	16,638

TOTAL OTHER ASSETS	95,238

TOTAL ASSETS	$5,345,049

See accountant’s report and notes to financial statements

VERMED DIVISION OF VERMONT MEDICAL, INC.

BALANCE SHEET

MARCH 1, 2003

LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
Accounts payable – trade	$1,135,244
Line of credit	1,011,160
Current portion of long-term debt	210,777
Accrued payroll and payroll taxes	58,851
Accrued income taxes	37,270
Other accrued expenses	7,581

TOTAL CURRENT LIABILITIES	2,460,883

LONG-TERM LIABILITIES
Long-term debt	1,644,167
Deferred income taxes	104,157

TOTAL LONG-TERM LIABILITIES	1,748,324

DIVISIONAL EQUITY
Divisional equity	1,135,842

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$5,345,049

See accountant’s report and notes to financial statements

VERMED DIVISION OF VERMONT MEDICAL, INC.

STATEMENT OF INCOME AND CHANGES IN DIVISIONAL EQUITY

MARCH 1, 2003

NET SALES	$7,674,148

COST OF SALES
Materials	2,485,443
Overhead	623,614
Direct labor	1,242,840

TOTAL COST OF SALES	4,351,897

GROSS PROFIT	3,322,251

OPERATING EXPENSES
Selling	1,180,789
General and administrative	1,406,323
Research and development	325,152

TOTAL OPERATING EXPENSES	2,912,264

INCOME FROM OPERATIONS	409,987

OTHER INCOME AND EXPENSE
Interest income	601
Interest expense	(167,018)

TOTAL OTHER INCOME AND EXPENSE	166,417

INCOME BEFORE TAXES	243,570
State income tax	8,632
Federal income tax	30,591

TOTAL INCOME TAXES	39,223

NET INCOME	204,347
Divisional equity at beginning of year	931,495

DIVISIONAL EQUITY AT END OF YEAR	$1,135,842

See accountant’s report and notes to financial statements

VERMED DIVISION OF VERMONT MEDICAL, INC.

STATEMENT OF CASH FLOWS

MARCH 1, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$204,347
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization	351,281
Deferred income taxes	(56,971)
(Increase) decrease in:
Accounts receivable	125,289
Employee advances	1,620
Inventories	(263,751)
Prepaid expenses	15,594
Refundable income taxes	150,384
Loan origination fee	10,440
Increase in:
Accounts payable	481,643
Accrued liabilities	6,612

Net cash provided by operating activities	1,026,488

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(183,643)

CASH FLOWS FROM FINANCING ACTIVITIES
New borrowings:
Short-term	290,295
Debt reduction:
Short-term	(238,832)
Long-term	(53,602)
Reduction in advances from Vermont Medical, Inc.	(837,256)

Net cash used by financing activities	(839,395)

NET INCREASE IN CASH	3,450
Cash at beginning of year	129,846

CASH AT END OF YEAR	$133,296

Supplemental disclosures of cash flow information
Interest paid	$167,018

Income taxes paid	$1,072

See accountant’s report and notes to financial statements

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1) The Vermed Division (the “Division”) is a division of Vermont Medical, Inc. (the “Company”). The accompanying financial statements reflect the financial position, results of operations and cash flows of the Division for the period presented. The financial information included herein does not necessarily reflect what the financial position and results of operations of the Division would have been had it operated as a stand alone entity during the period covered, and may not be indicative of future operations or financial position.

2) The Division manufactures various products for the medical industry including electrodes from its facility in Bellows Falls, Vermont. The Division, as part of their normal operating activities, grants credit to customers.

3) The Division uses the accrual method of accounting which recognizes income when earned and expenses when incurred.

4) The Division represents over 95% of the activity of the Company. As a result the Division absorbs all the revenues and expenses of the Company that cannot be directly attributed to activities outside the Division. These expenses include interest and income tax expenses. In addition to current liabilities that cannot be directly attributed to activities outside the Division (for example, accrued payroll), the Division is directly liable for loans incurred by the Company. Assets used in common, such as land and building, by all divisions of the Company are 100% allocated to the Vermed Division. Other Company division uses are considered to be de minimus and no costs are allocated to them.

5) Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

6) Revenue is recognized upon shipment of goods.

7) The Division considers any highly-liquid, short-term securities purchased with a maturity of three months or less to be cash equivalents.

8) Allowances for doubtful collection of trade receivables are calculated using historical averaging of bad debt expense. Uncollectible trade receivables are charged off after all collection efforts are exhausted. Trade receivables are deemed past due depending on customer’s credit terms. At March 1, 2003, the allowance for doubtful collection of trade receivables was $38,000.

9) Inventories are priced at the lower of first-in, first-out cost or market. Finished Goods Inventory consists of material, labor and overhead.

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

10) Property, plant and equipment is stated at cost. Depreciation is computed utilizing straight-line and accelerated methods. The estimated useful lives of the assets for financial reporting purposes are:

Building and improvements	5-39 years
Transportation equipment	3-5 years
Machinery and equipment	5-15 years
Furniture and fixtures	3-7 years

Depreciation expense for the year ended March 1, 2003 was $349,277.

11) Intangible assets consist of trademark costs incurred to protect the Division’s trade names. Amortization is computed utilizing the straight-line method over 15 years. Amortization expense for the year ended March 31, 2003 was $2,004. As of March 1, 2003 the gross carrying amount and accumulated amortization of this intangible asset is $25,012 and $8,414, respectively. Estimated intangible amortization expense is as follows:

Year Ended February
2004	$1,670
2005	1,670
2006	1,670
2007	1,670
2008	1,670
Thereafter	8,288

TOTAL	$16,638

12) Research and development costs are expensed as incurred. Research and development costs were $325,152 for the year ended March 1, 2003.

13) Advertising costs are expensed as incurred. Advertising costs were $236,688 for the year ended March 1, 2003.

14) In order to facilitate the closing of its fiscal year, the Division has chosen to end its year on the Saturday that falls closest to February 28.

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE B – INVENTORIES

In the accompanying financial statements, inventories consist of the following:

Raw materials	$472,157
Work in process	244,467
Finished goods	496,523

$1,213,147

NOTE C – LINE OF CREDIT

At March 1, 2003 the line of credit consisted of the following:

$1,250,000 working capital line of credit; interest is charged at bank’s prime rate plus 0.5% (4.75% at March 1, 2003). The amount available on the line of credit is limited by collateral requirements. As of March 1, 2003 there was approximately $212,000 available on the line of credit. Secured by all assets of the Division.	$1,011,160

NOTE D – LONG-TERM DEBT

At March 1, 2003 long-term debt consists of the following:

Note with a variable interest rate tied to the U.S. 5-year Treasury note (loan interest 8.55% at March 1, 2003) payable at constant rate of $8,274 monthly including interest. Due December 22, 2010. Secured by all assets of the Division.	$773,747

Note with a variable interest rate tied to the U.S. 5-year Treasury note (loan interest 8.45% at March 1, 2003) payable at constant rate of $57,143 monthly including interest. Due December 22, 2007. Secured by all assets of the Division.	736,523

Vermont Economic Development Authority loan with interest at variable rate (2.5% at March 1, 2003). Payable at constant rate of $2,710 monthly; including interest. Due July 5, 2015. Secured by land and buildings	344,674

1,854,944
Less current portion	210,777

Long-term portion	$1,644,167

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE D – LONG-TERM DEBT – CONTINUED

Maturities of long-term debt are as follows:

Year Ended February
2004	$210,777
2005	214,451
2006	218,415
2007	222,682
2008	202,878
Thereafter	785,741

TOTAL	$1,854,944

The current and long-term notes payable referred to above represent all notes payable of the Company. The Company was found to be out of compliance with its loan covenants at March 1, 2003. As of the date of the auditors’ report no changes have occurred to the terms of the loan agreements.

NOTE E – INCOME TAXES

The Division accounts for income taxes using SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. The deferred income tax results from temporary differences between financial reporting and income tax filing for the basis of assets and liabilities and in the timing of recognition of certain income and expense items. The temporary differences relate to assignment of overhead costs to inventory, depreciation of fixed assets and recognition of the provision for doubtful accounts receivable.

For federal income tax purposes, recovery of capital costs for property, plant, and equipment is made utilizing straight-line and accelerated methods. Statutory recovery periods are utilized for income tax purposes.

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE E – INCOME TAXES – CONTINUED

The components of the Division’s deferred tax asset, liability, benefit, and expense are summarized as follows. The Division assumes a 22% federal and 9% state effective tax rates in the calculation of deferred taxes.

Deferred tax asset:
Allowance for doubtful accounts	$11,875
Section 263A (UCR)	99,253

Total deferred tax asset	$111,128

Deferred tax liability:
Depreciation of machinery and equipment	$104,157

Total deferred tax liability	$104,157

Current tax (benefit) expense:
Federal	$76,665
State	19,529

96,194

Deferred tax (benefit) expense:
Federal	$(46,074)
State	(10,897)

(56,971)

Total income tax expense	$39,223

NOTE F – DEFINED CONTRIBUTION PLAN

The Division participates in a 401(k) savings plan sponsored by the Company. For the year ended March 1, 2003, the Division made contributions of $20,121.

NOTE G – DEPENDENCE UPON CUSTOMER

25% of the Division’s sales were to one customer for the year ended March 1, 2003. At March 1, 2003, the amount due from this customer, included in accounts receivable, is $213,406.

VERMED DIVISION OF VERMONT MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED MARCH 1, 2003

NOTE H – COMMITMENTS AND CONTINGENCIES

The financial statements include those activities and balances of the Company that management associates with the Division. The assets of the Division are not protected against claims of creditors of other divisions of the Company since the Division is not a separate entity.

NOTE I – SUBSEQUENT EVENT

Substantially all assets of the Division were sold in March 2004.

Vermed, a Division of

Vermont Medical, Inc.

Financial Statements

As of February 28, 2004

Together with Independent Auditors’ Report

INDEPENDENT AUDITOR’S REPORT

Vermed, A Division of

Vermont Medical, Inc.

Bellow Falls, Vermont

We have audited the accompanying balance sheet of Vermed, a division of Vermont Medical, Inc. as of February 28, 2004, and the related statements of income, changes in divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Division’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vermed, a division of Vermont Medical, Inc. as of February 28, 2004, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Bilodeau Wells & Company

May 10, 2004

920000105

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

BALANCE SHEET

FEBRUARY 28, 2004

ASSETS

CURRENT ASSETS
Cash	$30,814
Accounts receivable - trade, less allowance for doubtful accounts of $49,767	722,181
Employee advances	9,975
Inventories	987,346
Prepaid expenses	60,759
Deferred income taxes	45,536

1,856,611

PROPERTY PLANT AND EQUIPMENT, at cost
Land	81,400
Buildings and improvements	2,722,476
Machinery and equipment	2,419,211

5,223,087
Less accumulated depreciation	(2,506,255)

2,716,832

OTHER ASSETS
Intangibles (net)	83,154

$4,656,597

LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$1,183,366
Line of credit	874,612
Division taxes payable	421,993
Current portion of long-term debt	173,227
Accrued payroll and payroll taxes	60,317
Other accrued expenses	123,405

2,836,920

LONG TERM LIABILITIES
Long-term debt, less current portion	1,514,719
Deferred income taxes	117,340

1,632,059

COMMITMENTS AND CONTINGENCIES

DIVISIONAL EQUITY
Divisional equity	187,618

$4,656,597

The accompanying notes to financial statements

are an integral part of these statements.

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

STATEMENT OF CHANGES IN DIVISIONAL EQUITY

FOR THE YEAR ENDED FEBRUARY 28, 2004

Divisional equity - beginning of year	$1,135,842
Transfers to Vermont Medical, Inc.	(1,825,872)
Net income	877,648

Divisional equity - end of year	$187,618

The accompanying notes to financial statements

are an integral part of these statements.

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

STATEMENT OF INCOME

FOR THE YEAR ENDED FEBRUARY 28, 2004

SALES	$8,925,434

COST OF SALES
Materials	3,069,125
Labor	1,224,981
Overhead	669,324

4,963,430

GROSS PROFIT	3,962,004

OPERATING EXPENSES
Selling	810,468
General and administrative	1,407,259
Research and development	138,475

2,356,202

INCOME FROM OPERATIONS	1,605,802

OTHER INCOME (EXPENSES)
Interest income	134
Gain on sale of equipment	6,276
Interest expense	(180,896)

(174,486)

INCOME BEFORE TAXES	1,431,316
PROVISION FOR INCOME TAXES	553,668

NET INCOME	$877,648

The accompanying notes to financial statements

are an integral part these statements.

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED FEBRUARY 28, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$877,648

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	381,972
Deferred income taxes	78,775
(Gain) on sale of equipment	(6,276)

Changes in:
Accounts receivable - trade	19,251
Employee advances	395
Inventories	225,801
Prepaid expenses	49,926
Accounts payable - trade	48,122
Division taxes payable	384,723
Accrued payroll and payroll taxes	1,466
Other accrued expenses	115,824

Total adjustments	1,299,979

Net cash provided by operating activities	2,177,627

(continued)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for the purchase of property and equipment	(161,506)
Proceeds from the sale of equipment	10,815

Net cash (used in) investing activities	(150,691)

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in line of credit	(136,548)
Principal payments on long-term debt	(166,998)
Transfers to Vermont Medical, Inc.	(1,825,872)

Net cash (used in) financing activities	(2,129,418)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(102,482)

CASH AND CASH EQUIVALENTS, Beginning	133,296

CASH AND CASH EQUIVALENTS, Ending	$30,814

SUPPLEMENTAL SCHEDULE OF DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$180,896
Income taxes	52,900

The accompany notes to financial statements

are an integral part of these statements.

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

A.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Vermed, a wholly-owned division of Vermont Medical, Inc. designs, manufactures, and sells a broad line of EKG electrodes and cardiac supplies. The Division operates from a 45,000 square foot manufacturing facility in Bellows Falls, Vermont and sells its products throughout the United States.

1.	Basis of Accounting

The Division ends its year on the Saturday that falls closest to February 28. These financial statements include the accounts of the Vermed Division along with debt and certain other assets and liabilities in the name of Vermont Medical, Inc. These statements are not intended to represent all of the activity, assets, liabilities of Vermont Medical, Inc. and therefore do not reflect the financial position and results of operation of Vermont Medical, Inc. as a whole.

The Division represents over 95% of the activity of Vermont Medical, Inc. exclusive of its wholly-owned subsidiary. As a result the Division absorbs all the revenues and expenses of the Company that cannot be directly attributed to activities outside the Division. These expenses include interest and income tax expenses. In addition to current liabilities that cannot be directly attributed to activities outside the Division (for example, accrued payroll), the Division is directly liable for loans incurred by the Company. Assets used in common, such as land and building, by all divisions of the Company are 100% allocated to the Vermed Division. Other Company division uses are considered to be de minimus and no costs are allocated to them.

The Division recognizes revenue upon shipment to the customer. Allowances for discounts are recorded as a component of net sales, monthly, as incurred.

2.	Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Division considers cash equivalents to be all highly-liquid securities with an original maturity of three months or less.

3.	Allowance for doubtful accounts

Current earnings are charged with an allowance for doubtful accounts receivable based on collection experience and a review of the collectibility of specific accounts. Accounts deemed uncollectible are charged against this allowance.

(continued)

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

A.	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4.	Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method and market is determined by net realizable value. Work in progress and finished goods consist of materials, labor and applied overhead.

5.	Depreciation and amortization

The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

6.	Impairment of Long-Lived Assets and Long-Lived Assets to be Deposed of

The Division assesses long-lived assets and certain indentifiable intangible assets for impairment at lease annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

7.	Intangible Assets

Intangible assets consist of loan commitment fees and trademarks. These costs are amortized on a straight-line basis over the term of the loan and life of the trademark, respectively.

8.	Income Taxes

A division is not a separate tax paying entity, however an income tax provision has been computed based on divisional income. This provision has been computed using the liability method under FAS 109 whereby deferred income taxes and liabilities are computed based on differences between the financial statement and tax basis of assets and liabilities which will result in taxable or deductible amounts on future tax returns. Provisions for deferred income taxes are made in recognition of such temporary differences which are primarily due to the difference in methods used in writing off bad debts, the calculation of depreciation expense, and Code Section 263A.

(continued)

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

A.	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

For tax purposes the Division uses the direct write-off method, whereby specific accounts receivable are written off, as they are deemed uncollectible. For financial statement purposes the allowance method is used as described in note A.2.

Certain inventory related costs for manufacturers are expensed for financial reporting and capitalized for tax reporting under Uniform Capitalization Rule, code Section 263A of the Internal Revenue Code.

Depreciation for income tax purposes is calculated in accordance with the Internal Revenue Code, which allows various accelerated methods over the assets recovery periods. Recovery periods are generally shorter than the estimated useful lives used in calculating book depreciation.

9.	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Advertising

Advertising costs are charged to operations when incurred. Advertising expenses for the year were $59,266.

11.	Research and Development

Research and development costs are expensed as incurred. Research and development costs for the year were $138,475.

B.	INVENTORIES

Inventories consist of the following:

Raw materials	$471,983
Work-in-progress	234,833
Finished goods	280,530

$987,346

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

C.	ACCUMULATED DEPRECIATION

Accumulated depreciation and the estimated useful lives of the assets by class as of February 28, are as follows:

Building and improvements	5 - 39 years	$833,619
Machinery and equipment	5 - 15 years	1,672,636

		$2,506,255

Depreciation expense was $369,888 for the year ending February 28, 2004.

D.	INTANGIBLES

Intangibles consist of the following:

Type and Amortization Period
Loan origination fee - 10 years	$100,800
Trademarks - 15 years	30,045
Accumulated amortization	(47,691)

$83,154

Amortization expense was $12,084 for the year.

E.	LINE OF CREDIT

Charter One Bank - Demand line of credit based on collateral requirements, with an overall maximum of $1,250,000. Interest is payable monthly at a variable rate based on The Wall Street Journal prime rate plus 0.5% (4.5% at February 28, 2004). The line is secured by all Division assets. The balance was $874,612 at February 28, 2004.

F.	LONG-TERM DEBT

Long-term debt consists of the following at:

Charter One Bank, payable in monthly installments of $8,274, including variable interest tied to five-year U.S. Treasury notes (8.55% at February 28, 2004) due in January 2011, secured by Division assets.	$888,672

(continued)

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

F.	LONG-TERM DEBT (continued)

Charter One Bank, shared loan with Vermont Medical, Inc.’s subsidiary, Division’s share of monthly installments is $10,343 plus interest, variable interest tied to five-year treasury notes (8.55% at February 28, 2004) due in January 2008, secured by Division assets.	476,737
Vermont Economic Development Authority, payable in monthly installments of $2,671, including variable interest (2.25% at February 28, 2004) due in July 2010, secured by land and buildings owned by the Division.	322,537

1,687,946
Less current portion	173,227

$1,514,719

The above loans with Charter One Bank are subject to financial covenants. The financial covenants were defacto waived as the loans were paid in full as described in Note M.

Maturities of long-term debt are as follows:

Years ended December 31:
2005	$173,227
2006	175,936
2007	178,849
2008	162,258
2009	61,238
Thereafter	936,438

$1,687,946

G.	INCOME TAXES

The provision for income taxes consists of the following:

Current
Federal	$359,625
State	115,269

474,894
Deferred income tax	78,774

$553,668

(continued)

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

G.	INCOME TAXES (continued)

The tax effects of temporary differences that give rise to significant portions of current and long-term deferred tax assets (liabilities) are presented below:

Current deferred taxes:
Allowance for doubtful accounts	$20,123
Section 263A (UCR)	25,413

$45,536

Long-term deferred tax assets (liabilities):
Depreciation of property and equipment	$(124,379)
State depreciation adjustment	7,039

$(117,340)

H.	PENSION PLAN

The Division has a 401(k) retirement plan that covers all employees who are at least 21 years of age and have completed one year of service. Employees may contribute up to 15% of their annual compensation or $12,000 whichever is less. The Division made matching contributions of $17,020 for the year.

Participants are immediately vested in their voluntary contributions. Vesting in the remainder of their accounts is based on years of service, with 100% vesting after six years of credited service.

I.	RELATED PARTY TRANSACTIONS

The Division also provided management and administrative services to Angiolaz, Inc., Melsur Corporation, and another division during the year. Reimbursements from Angiolaz, Inc. and Melsur Corporation were $62,712 and $348,448, respectively.

J.	MAJOR CUSTOMERS

During 2004, the Division sold approximately 34% of its products to three major customers. At February 28, 2004 amounts due from these customers included in accounts receivable is approximately $153,486.

VERMED, A DIVISION OF

VERMONT MEDICAL, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2004

K.	OFF BALANCE SHEET RISK

The Division maintains cash balances at several financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. During 2004, the Division exceeded the FDIC limit, which means there were uninsured portions at various times during the year. At year-end, the Division’s uninsured cash balances totaled $0. Uninsured cash balances reflect bank balances and do not include the Division’s outstanding checks or deposits.

L.	COMMITMENTS AND CONTINGENCIES

Vermont Medical, Inc. which owns the Vermed Division is currently under an IRS audit for several prior tax years. The IRS is disallowing material advertising expenses incurred in marketing the Division’s business with a related party. Management expects to vigorously defend the Division’s position.

The Division guarantees approximately $10,500,000 of debt owed by a related party. The debt is subject to various financial covenants.

M.	SUBSEQUENT EVENT

In March 2004, the Board of Directors of Vermont Medical, Inc. approved the sale of the Vermed Division to CardioDynamics International, Inc. The closing occurred on March 22, 2004 and substantially all assets included in these divisional statements were sold. All bank debt of the Division was paid off at that time and the receivables and payables were assumed by the purchaser.

CardioDynamics International Corporation and Subsidiary

Unaudited Pro Forma Consolidated Financial Statements

As of November 30, 2003 and for the Year Ended November 30, 2003

Introduction

CardioDynamics International Corporation (“CardioDynamics” or the “Company”) acquired substantially all of the assets and liabilities of the Vermed division (“Vermed”) of Vermont Medical, Inc. as of March 22, 2004. The following unaudited pro forma consolidated balance sheet as of November 30, 2003 gives effect to the acquisition as if it occurred on November 30, 2003. The unaudited pro forma consolidated statements of operations for the year ended November 30, 2003 give effect to the acquisition as if it occurred on December 1, 2002.

The unaudited pro forma consolidated financial statements are based on historical financial statements of CardioDynamics and Vermed, giving effect to the acquisition applying the purchase method of accounting. The pro forma adjustments are based on available information and assumptions that we believe are reasonable and are discussed in the accompanying notes to the unaudited pro forma consolidated financial statements. These unaudited pro forma consolidated financial statements have been prepared by the management of the Company based upon the financial statements of CardioDynamics as of November 30, 2003 and for the fiscal year ended November 30, 2003 and the financial statements of Vermed as of February 28, 2004 and for the fiscal year ended February 28, 2004. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto. The unaudited pro forma consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods presented had the transaction occurred on the dates indicated and do not purport to indicate the results of the future operations.

CardioDynamics International Corporation and Subsidiary

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands, except share data)

	Historical		Pro Forma Adjustments Note 2	Pro Forma As Adjusted
	CardioDynamics November 30, 2003	Vermed February 28, 2004
Assets
Current assets:
Cash and cash equivalents	$4,762	$31	$(2,331)	$2,462
Short-term investments, available for sale	4,583	—	(3,000)	1,583
Accounts receivable, net	9,560	722	—	10,282
Inventory, net	3,163	987	120	4,270
Current portion of long-term receivables	1,723	—	—	1,723
Other current assets	322	117	144	583

Total current assets	24,113	1,857	(5,067)	20,903
Property, plant and equipment, net	634	2,717	(176)	3,175
Long-term receivables and note receivable, net	1,781	—	—	1,781
Other assets	120	83	4,667	4,870
Goodwill	—	—	8,802	8,802

Total assets	$26,648	$4,657	$8,226	$39,531

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$795	$1,183	$200	$2,178
Accrued expenses	180	124	(124)	180
Accrued salaries, wages and benefits	1,421	60	(60)	1,421
Income taxes payable	44	422	(422)	44
Line of credit	—	875	(875)	—
Deferred revenue	316	—	—	316
Current portion of deferred rent	8	—	—	8
Reserve for warranty repairs – current	14	—	—	14
Current maturities of long-term debt	—	173	1,577	1,750
Current portion of capital lease obligations	7	—	—	7

Total current liabilities	2,785	2,837	296	5,918
Long-term portion of deferred revenue	104	—	—	104
Long-term portion of deferred rent	102	—	—	102
Reserve for warranty repairs – long-term	620	—	—	620
Long-term debt, less current maturities	—	1,515	3,735	5,250
Long-term portion of capital lease obligations	17	—	—	17
Deferred income taxes	—	117	(117)	—

Total long-term liabilities	843	1,632	3,618	6,093

Total liabilities	3,628	4,469	3,914	12,011
Commitments and contingencies
Shareholder’s equity
Common stock, no par value	50,638	—	4,500	55,138
Divisional equity	—	188	(188)	—
Accumulated other comprehensive loss	(17)	—	—	(17)
Accumulated deficit	(27,601)	—	—	(27,601)

Total shareholder’s equity	23,020	188	4,312	27,520

Total liabilities and shareholder’s equity	$26,648	$4,657	$8,226	$39,531

See accompanying notes to unaudited pro forma consolidated financial statements.

CardioDynamics International Corporation and Subsidiary

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share data)

	Historical		Pro Forma Adjustments Note 3	Pro Forma As Adjusted
	CardioDynamics 12 Months Ended November 30, 2003	Vermed 12 Months Ended February 28, 2004
Net Sales	$30,332	$8,925	$—	$39,257
Cost of sales	7,122	4,963	(98)	11,987

Gross margin	23,210	3,962	98	27,270

Operating expenses:
Research and development	3,272	139	(2)	3,409
Selling and marketing	15,548	810	458	16,816
General and administrative	2,062	1,407	323	3,792

Total operating expenses	20,882	2,356	779	24,017

Income from operations	2,328	1,606	(681)	3,253

Other Income (expense):
Interest income	366	—	—	366
Interest expense	(15)	(180)	(112)	(307)
Other, net	—	6	—	6

Total other income (expense)	351	(174)	(112)	65

Income before provision for income taxes	2,679	1,432	(793)	3,318
Provision for income taxes	(227)	(554)	479	(302)

Net income	$2,452	$878	$(314)	$3,016

Net income per common share, basic	$.05			$.06

Net income per common share, diluted	$.05			$.06

Weighted-average number of shares used in per share calculation:
Basic	46,248			46,994

Diluted	47,607			48,353

See accompanying notes to unaudited pro forma consolidated financial statements.

CardioDynamics International Corporation and Subsidiary

Notes to Unaudited Pro Forma Consolidated Financial Statements

For the Year Ended November 30, 2003

Note 1 Description of Transaction

On March 22, 2004, CardioDynamics International Corporation (“CardioDynamics” or the “Company”) completed the acquisition of substantially all of the assets and certain liabilities (the “Acquired Assets”) of the Vermed division (“Vermed”) of Vermont Medical, Inc. The purchase price consisted of $12 million in cash and the issuance to Vermont Medical, Inc. of 745,733 shares of the Company’s common stock valued at $4.5 million. The consideration is subject to an adjustment based on the level of working capital included in the Acquired Assets at closing. The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between representatives of the Company and Vermont Medical, Inc. The Company plans to file a registration statement with the U.S. Securities and Exchange Commission with respect to the shares issued to Vermont Medical, Inc.

Vermed is a manufacturer of electrodes and related supplies used in electrocardiogram and other diagnostic procedures for cardiology, electrotherapy, sleep testing, neurology and general purpose diagnostic testing. Vermed is located in Bellows Falls, Vermont.

The Acquired Assets primarily include real property, inventory, receivables, manufacturing equipment, personal property, business contracts and licenses. The Company intends to continue to operate the Acquired Assets on substantially the same basis as such assets were operated by Vermed prior to the closing.

Note 2 Estimated Pro Forma Balance Sheet Adjustments

The pro forma consolidated balance sheet includes the estimated pro forma adjustments necessary to give effect to the acquisition, using the purchase method of accounting as if it had occurred on November 30, 2003 and reflects the allocation of the estimated purchase price of $16,800,000 to the estimated fair value of assets acquired and liabilities assumed, including the issuance of 745,733 shares of CardioDynamics common stock at $6.03 per share totaling approximately $4.5 million in the aggregate; payment of estimated costs of the Vermed acquisition of $500,000; reduced by the estimated working capital adjustment receivable under the terms of the asset purchase agreement of approximately $200,000.

The estimated purchase price for the Vermed acquisition was allocated to the intangible assets of Vermed based on preliminary third party estimates of the fair value of those assets. A final allocation of the purchase price is expected to be completed in the third fiscal quarter of 2004, upon finalization of the third party valuation analysis. The allocation is expected to include potential adjustments to property, plant and equipment, customer list, OEM relationships, proprietary gel formulas, trademark and trade name, and goodwill.

The pro forma adjustments are summarized as follows:

•	Elimination of assets not purchased; $201,000

•	Elimination of liabilities not assumed; $3,286,000

•	Use of cash and short-term investments for acquisition and related costs, $5,300,000

•	Issuance of new debt to finance the cash portion of the purchase price; $7,000,000

CardioDynamics International Corporation and Subsidiary

Notes to Unaudited Pro Forma Consolidated Financial Statements

For the Year Ended November 30, 2003

Note 2 Estimated Pro Forma Balance Sheet Adjustments (Continued)

•	Write-down of property, plant and equipment values to fair value; $145,000

•	Record estimated manufacturing profit in finished goods inventory; $120,000

•	Excess of purchase price over the fair value of tangible assets of $13,552,000 is allocated to intangible assets based on preliminary estimates of the fair value of those assets as follows:

•	Proprietary gel formulas - $100,000

•	Customer list - $3,250,000

•	Original equipment manufacturer (“OEM”) relationships - $1,300,000

•	Trademark and trade name - $100,000

•	Goodwill - $8,802,000

•	Issuance of CardioDynamics common stock; $4,500,000

•	Elimination of Vermed divisional equity; $188,000

Note 3 Estimated Pro Forma Statement of Operations Adjustments

The pro forma consolidated statements of operations include adjustments necessary to reflect the acquisition as if it had occurred on December 1, 2002 for the year ended November 30, 2003.

The pro forma adjustments for the year ended November 30, 2003 are summarized as follows:

•	Amortization of proprietary gel formulas acquired based upon an estimated life of 15 years; $7,000

•	Amortization of customer list acquired based upon an estimated life of 10 years; $325,000

•	Amortization of OEM relationships acquired based upon an estimated life of 10 years; $130,000

•	Elimination of interest expense on debt not assumed in the purchase; $180,000

•	Increase in interest expense and amortization of loan commitment fee resulting from the issuance of debt to finance the cash portion of the purchase price. The interest rate on the new debt of $7,000,000 is assumed to be 4.5 percent; $292,000. A change of 1/8 percent in the interest rate would result in a change of approximately $8,000 in interest expense and net income before income taxes in the first year.

•	Decrease in depreciation expense resulting from purchase accounting adjustments to property, plant, and equipment, depreciated on a straight-line basis over periods of 5 to 39 years; $248,000.

•	Add back Vermed intercompany expense charges, identifiable incremental expenses, net of Vermed divestiture costs and non-recurring founder expenses; $467,000.

•	Adjust income tax expense based on adjusted pro-forma pre-tax net income and apply CardioDynamics’ blended federal and Vermont state income tax rates; $479,000.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Stephen P. Loomis
Name:	Stephen P. Loomis
Title:	Chief Financial Officer